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                                                                EXHIBIT 10.13
                                                                CONFIDENTIAL

                              SPONSORSHIP AGREEMENT

This agreement ("Agreement") is entered into as of the 17th day of September, 1998 ("Effective Date"), by and between Excite, Inc., a Delaware corporation, located at 555 Broadway, Redwood City, California 94063 ("Excite"), and Online Specialty Retailing Inc. dba Great Food Online, a Washington corporation, located 2030 First Avenue, 3rd Floor, Seattle, Washington 98121 ("Client").

                                    RECITALS

     A. Excite maintains a site on the Internet at http://www.excite.com (the "Excite Site") and owns, manages or is authorized to place advertising on affiliated sites on the Internet worldwide (collectively, the "Excite Network") which, among other things, allows its users to search for and access content and other sites on the Internet. For purposes of this Agreement, the parties hereby acknowledge that the Excite Network does not include the site on the Internet located at http://home.netscape.com and/or other URLs or locations designated by Netscape Communications Corporation.

     B. Within the Excite Site, Excite currently organizes certain content into topical channels (the "Channels") and provides Internet search service ("Excite Search").

     C. Client is engaged in the business of specialty food retailing and distribution at its site on the Internet located at greatfood.com (the "Client Site").

     D. Client wishes to promote its business to users of the Excite Network through promotions and advertising in various portions of the Excite Network.

Therefore, the parties agree as follows:

1.   SPONSORSHIP OF THE EXCITE SHOPPING AND LIFESTYLE CHANNELS

     (a) Commencing on the Launch Date (as defined below), Client will be promoted in the Excite Shopping Channel as follows:

          (i) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Daily Deals promotion, or its equivalent in the case of a change in format, on the home page of the Excite Shopping Channel in
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                                                                CONFIDENTIAL

               during the term of the Agreement, [***].

          (ii) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Top Merchants promotion, or its equivalent in the case of a change in format, on the home page of the Excite Shopping Channel in [***]during the term of the Agreement, [***]. Excite shall not display the link described in this Section l(a)(ii) in the same [***] in which it displays the link described in Section l(a)(i) above.

         (iii) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Hot Deals promotion, or its equivalent in the case of a change in format, on the first page of the Gourmet & Groceries department on the Excite Shopping Channel in [***] the term of the Agreement, [***].

          (iv) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Hit the Stores promotion, or its equivalent in the case of a change in format, on the first page of the Gourmet & Groceries department on the Excite Shopping Channel [***] the term of the Agreement.

          (v) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Hot Deals promotion, or its equivalent in the case of a change in format, on the first page of the Flowers & Gifts department on the Excite Shopping Channel in [***] the term of the Agreement, [***].

          (vi) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Hit the Stores promotion, or its equivalent in the case of a change in format, on the first page of the Flowers & Gifts department on the Excite Shopping Channel [***] the term of the Agreement.

     (b) Commencing on the Launch Date (as defined below), Client will be promoted in the Excite Lifestyle Channel as follows:

               A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Exciting Stuff

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                                                                CONFIDENTIAL

               promotion, or its equivalent in the case of a change in format, on the first page of the Food & Drink department on the Excite Lifestyle Channel [***] the term of the Agreement.

     (c) Excite estimates, but does not guarantee, delivery of [***] impressions of the Client promotional placements described in this
          Section 1 during the term of this Agreement.

2.   HOLIDAY GIFT GUIDE

     During the term of the Agreement, Client will be included in Excite's Holiday Gift guide promotion for the December holiday.

3.   ADVERTISING ON THE EXCITE NETWORK

     (a) During the term of the Agreement, Excite will display Client's banner advertising on Excite Search results pages in response to the keywords identified in Exhibit A, subject to availability. During the term of the Agreement, Excite will also display Client's banner advertising in the targeted channel/department inventory identified in Exhibit B, subject to availability. Excite will use commercially reasonable efforts to allocate the display of such banner advertisements in accordance with the relative priority set forth in Exhibits A and B. Excite estimates, but does not guarantee, delivery of a total of [***]impressions of the advertising banners described in this Section 3(a).

     (b) During the term of the Agreement, Excite will display Client's banner advertising in general rotation on the Excite Site. Excite estimates, but does not guarantee, delivery of a total of [***] impressions of the advertising banners described in this Section 3(b) during the term of this Agreement.

4.   LAUNCH DATE, RESPONSIBILITY FOR EXCITE NETWORK AND REPORTING

     (a) Client and Excite will use reasonable efforts to implement the display of the promotional placements and advertising described in the Agreement by September 30, 1998 (the "Scheduled Launch Date"). The parties recognize that the Scheduled Launch Date can be met only if Client provides final versions of all graphics, text, keywords, banner advertising, promotional placements, other promotional media and valid URL links necessary to implement the promotional placements and advertising described in the

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                                                                CONFIDENTIAL

          Agreement (collectively, "Impression Material") to Excite fourteen
          (14) days prior to Scheduled Launch Date.

     (b) In the event that Client fails to provide the Impression Material to Excite fourteen (14) days in advance of the Scheduled Launch Date, Excite may, at its sole discretion (i) reschedule the Scheduled Launch Date at the earliest practicable date according to the availability of Excite's engineering resources after delivery of the complete Impression Material or (ii) commence delivery of Impressions based on Impression Material in Excite's possession at the time and/or reasonable placeholders created by Excite.

     (c) Client and Excite agree that the day the promotional placements and advertising described in this Agreement are first displayed on the Excite Network will be the "Launch Date" for purposes of this Agreement.

     (d) Excite will have sole responsibility for providing, hosting and maintaining, at its expense, the Excite Network. Excite will have sole control over the "look and feel" of the Excite Network including, but not limited to, the display, appearance and placement of the parties' respective names and/or brands and the promotional links.

     (e) The banner advertisements described in this Agreement will be served, tracked and reported by Excite's subsidiary, MatchLogic, Inc. ("MatchLogic"). MatchLogic will also provide Client with feedback as to comparisons of the performance the different creative messages supplied by Client for the advertising banners displayed on the Excite Network as set forth in this Agreement. As part of the process of serving such banner advertisements, MatchLogic will use frequency control to manage the number of times a user on the Excite Network sees a particular creative message. Client and MatchLogic will work together to determine the optimal numbers of creative message display necessary for creative frequency control of Client's banner advertisements on the Excite Network. Through the implementation of MatchLogic's TruEffect transaction reporting system on the Client Site, MatchLogic will also report on correlations of user activity between the Client Site and the Excite Network. Promotional placements, including text links, will be served, tracked and reported by Excite. These promotional placements will be tracked and reported by MatchLogic when this implementation becomes available. Excite will provide Client with monthly reports substantiating the number of impressions of Client's

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                                                                CONFIDENTIAL

          advertising banners and promotional placements displayed on the Excite Network in accordance with the terms of this Agreement.

          Excite will assign a partner services account manager to support Client's participation in the sponsorship, advertising and promotional programs set forth in this Agreement. At least monthly during the term of the Agreement, Excite and Client will hold reviews of the parties' performance and tactics under this Agreement by telephone in accordance with a mutually agreeable schedule. Excite and Client may conduct such monthly meetings in person upon the mutual agreement of the parties.

5.   SPONSORSHIP, ADVERTISING AND GIFT GUIDE FEES; REVENUE SHARE

     (a) Client will pay Excite sponsorship and advertising fees of [***]. These fees will be paid in equal monthly installments of [***]. The first monthly payment will be due upon the Launch Date. Subsequent installments will be due on a monthly basis thereafter.

     (b) Separate and apart from the sponsorship and advertising fees, Client will pay Excite gift guide fee of [***]. The first installment of [***] of this fee will be due on December 1, 1998. The second payment of [***] will be due on January 1, 1999.

     (c) Separate and apart from the sponsorship and advertising fees, Client will pay Excite [***] of all net revenue recognized by Client on all transactions conducted by users referred to the Client Site from (i) the Excite Network during the term of the Agreement or (ii) DeliverE communications sent by MatchLogic. For purposes of this Agreement, "net revenue" means gross revenue minus Client's actual costs of goods sold and taxes. Client will pay Excite these transaction fees within thirty (30) days after the close of the financial quarter in which Client recognizes the revenue derived from these transactions.

     (d) The sponsorship, advertising and gift guide fees, net revenue and payments are net of any agency commissions to be paid by Client.

     (e) Client will maintain accurate records with respect to the calculation of all transaction payments due under this Agreement. Once per year, the parties will review these records to verify the accuracy and appropriate accounting of all payments made pursuant to the Agreement. In addition, Excite may,

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                                                                CONFIDENTIAL

          upon no less than thirty (30) days prior written notice to Client, cause an independent Certified Public Accountant to inspect the records of Client reasonably related to the calculation of such payments during Client's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Excite unless the payments made to Excite are determined to have been less than ninety-five percent (95%) of the payments actually owed to Excite, in which case Client will be responsible for the payment of the reasonable fees for such inspection.

6.   PUBLICITY; TRANSACTION INTEGRATION

     (a) Unless required by law, neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other, such approval not to be unreasonably withheld. Notwithstanding the foregoing, either party may issue an initial press release regarding the relationship between Excite and Client, the timing and wording of which will be mutually agreed upon.

     (b) Client's online merchandise will be integrated with Excite's one-click ordering and service registration systems. Within ten
          (10) days of execution of this Agreement, Excite and Client will use reasonable efforts to cooperatively produce an integration timeline with the goal of completing the integration within sixty
          (60) days of Excite's completion of these systems. Excite and Client will cooperate in good faith to define a complete technical specification for the integration as soon as reasonably practical after the execution of this Agreement. Excite and Client will agree in writing regarding how the costs of this integration will be borne by the parties before work is commenced.

     (c) Client will work with Excite to supply Excite with current online merchandise data sufficient to enable presentation and one-click ordering of Client's online merchandise. Merchandise data will include price, product description and other mutually agreed product attributes. Excite will only use this merchandise data for the purposes of marketing and merchandising Client's online merchandise and will not share Client's merchandise data with any third parties without prior approval from Client.

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                                                                CONFIDENTIAL

7.   TERM AND TERMINATION

     (a) Unless terminated earlier in accordance with the specific terms of this Agreement, the term of this Agreement will begin on the Launch Date and will not end until Excite displays a total of [***] impressions of the Client advertising banners and promotional placements on the Excite Network as described in this Agreement.

     (b) If Client has not realized a minimum of [***] transactions consisting of Client's product sales conducted by users referred to the Client Site from the Excite Network or the MatchLogic DeliverE campaigns after the first six (6) months following the Launch Date ("Transaction Goal'), Client may suspend (but not eliminate) its payments of the sponsorship and advertising fees specified in
          Section 5 for a maximum of [***] during which Excite will deliver make-good impressions (the "Make-Good Period"). If Client does not achieve its Transaction Goal by the end of the Make-Good Period, Client may then terminate this Agreement upon written notice within ten (10) days of the end of the Make-Good Period. If Client achieves its Transaction Goal at any time during the Make-Good Period or if Client does not issue a written notice of termination in accordance with this Section 7(b), the term of the Agreement shall continue and Client shall immediately resume payment of all sponsorship and advertising fees.

     (c) Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following the notice to the breaching party of the breach.

     (d) All undisputed payments that have accrued prior to the termination or expiration of this Agreement will be payable in full within thirty (30) days thereof.

     (e)  The provisions of Section 10 (Confidentiality and User Data),
          Section 11 (Indemnity), Section 12 (Limitation of Liability) and
          Section 13 (Dispute Resolution) will survive any termination or expiration of this Agreement.

8.   TRADEMARK OWNERSHIP AND LICENSE

     (a) Client will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Excite hereunder.

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                                                                CONFIDENTIAL

     (b) Excite will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Client hereunder.

     (c) Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time.

     (d) Upon the expiration or termination of this Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except:

          (i)  As the parties may agree in writing; or

          (ii) To the extent permitted by applicable law.

9.   CONTENT OWNERSHIP

     (a) Client will retain all right, title and interest in and to the Client Site worldwide including, but not limited to, ownership of all copyrights and other intellectual property rights therein.

     (b) Excite will retain all right, title, and interest in and to the Excite Network worldwide including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein.

10.  CONFIDENTIALITY AND USER DATA

     (a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential or "proprietary" or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

     (b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement,
          (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation, (iii) the receiving party knew prior to receiving such information from the disclosing party or (iv) the

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                                                                CONFIDENTIAL

          receiving party develops independent of any information originating from the disclosing party.

     (c) Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

     (d) The usage reports provided by Excite to Client hereunder will be deemed to be the Confidential Information of Excite and thus subject to all the restrictions set forth in this Agreement, including the prohibitions against disclosure to third parties contained in this Section 10. The usage reports provided by Client to Excite hereunder will be deemed to be the Confidential Information of Client and thus subject to all the restrictions set forth in this Agreement, including the prohibitions against disclosure to third parties contained in this Section 10.

     (e) The terms and conditions of this Agreement will be deemed to be Confidential Information and will not be disclosed without the written consent of the other party.

     (f) For the purposes of this Agreement, "User Data" means the aggregate number of purchase requests requested by such users, the aggregate number of purchase requests completed, the aggregate number of purchases completed and the aggregate dollar value of completed purchases. The parties hereby agree that "User Data" for purposes of this Agreement shall not include any information submitted by users referred to the Client Site from the Excite Network that could be reasonably used to identify a specific named individual ("Individual Data"). The parties acknowledge that any individual user of the Internet could be a user of Excite and/or Client through activities unrelated to this Agreement and that user data gathered independent of this Agreement, even from individuals who are users of both parties' services, will not be deemed to be "User Data" for the purposes of this Agreement.

     (g) User Data, strictly as defined in Section 10(f) above, will be deemed to be the joint property of the parties and, subject to the limitations contained herein, both parties will retain all rights to make use of such User Data . In addition, the parties hereby agree that Individual Data, as defined in Section

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                                                                CONFIDENTIAL

          10(f) above to mean any information submitted users referred to the Client Site from the Excite Network that could be reasonably used to identify a specific named individual, will be deemed to be the sole property of Client and, subject to the limitations contained herein, Client will retain all rights to make use of such Individual Data.

     (h) In order to facilitate optimization of Client's sponsorship program and achievement of Client's Transaction Goals, Client will make good faith efforts to develop tracking and reporting capabilities on the Client Site to correlate information regarding transaction activity by users referred to the Client Site from the Excite Network to the various promotional placements and advertising banners displayed on the Excite Network. Client will provide to Excite all User Data and user transaction reports collected by Client within thirty (30) days following the end of each calendar month during the term of this Agreement in a mutually-determined electronic format.

     (i) Client will not use User Data or Individual Data to specifically target any Excite users, as distinct from all users of the Client Site, for solicitations (except as specifically provided in this Agreement), either individually or in the aggregate, during the term of this Agreement and for a period of twelve (12) months following the expiration or termination of this Agreement.

     (j) Neither party will sell, disclose, transfer or rent any User Data which could reasonably be used to identify a specific named individual ("Individual Data") to any third party nor will either party use Individual Data on behalf of any third party without the express permission of the individual user. Where user permission for dissemination of Individual Data to third parties has been obtained, each party will use commercially reasonable efforts to require the third party recipients of Individual Data to provide an "unsubscribe" feature in any email communications generated by, or on behalf of, the third party recipients of Individual Data.

     (k) Notwithstanding the foregoing, each party may disclose Confidential Information or User Data (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

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                                                                CONFIDENTIAL

2.   INDEMNITY

     (a) Client will indemnify, defend and hold harmless Excite, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

          (i) Its breach of any representation or covenant in this Agreement; or

          (ii) Any claim that Client's advertising banners infringe or violate any third party's copyright, patent, trade secret, trademark, right of publicity or right of privacy or contain any defamatory content; or

          (iii) Any claim arising from the Client Site.

     Excite will promptly notify Client of any and all such claims and will reasonably cooperate with Client with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Excite in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Excite's written consent (not to be unreasonably withheld or delayed) and Excite may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

     (b) Excite will indemnify, defend and hold harmless Client, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

          (i) Its breach of any representation or covenant in this Agreement; or

          (ii) Any claim arising from the Excite Network other than content or services provided by Client.

     Client will promptly notify Excite of any and all such claims and will reasonably cooperate with Excite with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Client in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Client's written consent (not to be unreasonably withheld or delayed) and Client may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

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     (c)  EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY
          WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

12.  LIMITATION OF LIABILITY

     EXCEPT UNDER SECTIONS 11(a) AND 11(b), IN NO EVENT WILL EITHER PARTY
     BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. EXCEPT UNDER SECTIONS 11(a) AND 11(b), THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE AMOUNTS TO BE PAID BY CLIENT TO EXCITE HEREUNDER.

13.  DISPUTE RESOLUTION

     (a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks or trade names, confidentiality and/or User Data would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding trademarks, service marks or trade names or confidentiality, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction.

     (b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names, confidentiality and/or User Data, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the dispute(s) to a mutually acceptable mediator.

     (c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names,

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          confidentiality and/or User Data, cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes.

14.  GENERAL

     (a) ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with (i) a merger, reorganization or sale of all, or substantially all, of such party's assets or (ii) either party's assignment and/or delegation of its rights and responsibilities hereunder to a wholly-owned subsidiary or joint venture in which the assigning party holds an interest. Any attempt to assign this Agreement other than as permitted above will be null and void.

     (b) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, notwithstanding the actual state or country of residence or incorporation of Excite or Client.

     (c) NOTICE. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit in the mail. Notices will be sent to a party at its address set forth in this Agreement or such other address as that party may specify in writing pursuant to this Section.

     (d) NO AGENCY. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

     (e) FORCE MAJEURE. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.

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     (f)  SEVERABILITY. In the event that any of the provisions of this
          Agreement are held to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

     (g) ENTIRE AGREEMENT. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

     (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which will serve to evidence the parties' binding agreement.

ONLINE SPECIALTY RETAILING INC.        EXCITE, INC.
DBA GREAT FOOD ONLINE


By:      /s/ BENJAMIN C. NOURSE        By:      /s/ ROBERT C. HOOD
         ---------------------------            -----------------------
Name:    BENJAMIN C. NOURSE            Name:    ROBERT C. HOOD
         ----------------------                 --------------
Title:   CHAIRMAN                      Title:   EVP-CFO
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Date:    SEPTEMBER 17, 1998            Date:    SEPTEMBER 21, 1998
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2030 First Ave., 3rd Floor             555 Broadway
Seattle, Washington 98121              Redwood City, California 94063
                                       650.568.6000 (voice)
                                       650.568.6030 (fax)

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     [***] indicates confidential treatment for omitted text has been requested.

                                                                CONFIDENTIAL

                                    EXHIBIT A

                                    KEYWORDS

This is the "A" list. These are the words that are the highest on Client's priority list. The "A" list includes:

                                    [***]

This is the "B" list. These are the words that are next on Client's priority list. They would then be included along with the "A" list. The "B" list includes:

                                    [***]

This is the "C" list. These are the words that are not a top priority for Client at this time, although they are of some interest. The "C" list includes:

                                    [***]

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     [***] indicates confidential treatment for omitted text has been requested.

                                                                CONFIDENTIAL

                                    EXHIBIT B

                               TARGETED INVENTORY

This is the "A" list. These are the departments that Client considers to be its highest priority. The "A" list for the departments include:

                                    [***]

This is the "B" list. These are the departments that Client considers to be next in priority. They would then be included along with the "A" list. The "B" list for the departments include:

                                    [***]

This is the "C" list. These are the departments that are not a top priority for Client at this time, although somewhat interested in them. The "C" list for the departments include:

                                    [***]

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